SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934

    Date of Report (Date of earliest event reported): December 31, 2002

                           ROHN Industries, Inc.
           (Exact name of registrant as specified in its charter)



Delaware                    File No. 1-8009               36-3060977
(State of incorporation)    (Commission File Number)      (IRS Employer
                                                          Identification No.)




6718 West Plank Road, Peoria, Illinois                      61604
(Address of principal executive offices)                    (zip code)

Registrant's telephone number, including area code:         (309) 697-4400



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Item 2.  ACQUISTIION OR DISPOSITION OF ASSETS

     On December 31, 2002, ROHN Industries, Inc. (the "Company") and certain of its subsidiaries entered into an agreement with FOGSON, L.L.C. ("FOGSON"), a special purpose entity created by the lenders under the Company's bank credit facility, to sell a portion of the Company's assets (including those of its subsidiaries) to FOGSON. The Asset Purchase Agreement, dated as of December 31, 2002, by and among The Company, ROHN Enclosures, Inc., ROHN, Inc., ROHN Construction, Inc., ROHN Products, Inc., ROHN Installation Services, Inc., and FOGSON, is attached hereto as Exhibit 99.2.

     The transactions contemplated by the Asset Purchase Agreement closed on December 31, 2002. The Company's majority stockholder, the UNR
Asbestos-Disease Claims Trust, executed and delivered its written consent to the transactions contemplated by the Asset Purchase Agreement. The written consent is attached hereto as Exhibit 99.3.

     The assets sold to FOGSON included, without limitation, the Company's facilities located in Bessemer, Alabama, a portion of the Company's facilities located in Peoria, Illinois, and certain inventory, accounts receivable and equipment. The Company retained its facilities located in Frankfort, Indiana, a portion of its facilities located in Peoria, Illinois, and certain of its equipment, inventory and accounts receivable. The Company's facilities located in Casa Grande, Arizona were not included in this transaction but were sold pursuant to a separate agreement with another purchaser.

     In consideration for the transfer of assets to FOGSON, the lenders under the Company's bank credit facility extinguished approximately $7.4 million in debt under that facility. In addition, in connection with the consummation of the transactions contemplated by the Asset Purchase Agreement, the Company, certain of its subsidiaries and the lenders under its existing credit agreement entered into the Amended and Restated Credit Agreement. The Amended and Restated Credit Agreement is attached hereto as
Exhibit 99.4.

     The terms and conditions of the disposition of assets and the Asset Purchase Agreement are contained in the Asset Purchase Agreement, which is attached hereto as Exhibit 99.2. The foregoing description of the terms and conditions of the Asset Purchase Agreement is qualified in its entirety by, and made subject to, the more complete information set forth in the Asset Purchase Agreement.

Item 5.  OTHER EVENTS

     On December 31, 2002, ROHN Industries, Inc. (the "Company") and certain of its subsidiaries entered into the Asset Purchase Agreement, dated as of December 31, 2002, by and among the Company, ROHN Enclosures, Inc., ROHN, Inc., ROHN Construction, Inc., ROHN Products, Inc., ROHN Installation Services, Inc., and FOGSON, L.L.C. The assets sold pursuant to the Asset Purchase Agreement are described in more detail in Item 2. The Asset Purchase Agreement is attached hereto as Exhibit 99.2.

     On December 31, 2002, the UNR Asbestos-Disease Claims Trust, the Company's majority stockholder, executed and delivered its written consent to the transactions contemplated by the Asset Purchase Agreement. The written consent is attached hereto as Exhibit 99.3.

     On December 31, 2002, the Company entered into the Amended and Restated Credit Agreement, dated as of December 31, 2002, among the Company and each of its domestic subsidiaries, each as a borrower and as a guarantor, LaSalle Bank National Association, as administrative agent, National City Bank, as syndication agent, and the lenders party thereto. The Amended and Restated Credit Agreement contemplates a Post-Closing Matters Agreement, which was executed and delivered by the Company and each of its domestic subsidiaries on December 31, 2002. The Amended and Restated Credit Agreement and the Post-Closing Matters Agreement are attached hereto as Exhibit 99.4 and Exhibit 99.5, respectively.

     On January 2, 2003, the Company issued a press release relating to the Asset Purchase Agreement, the Amended and Restated Credit Agreement and other matters. The press release is attached hereto as Exhibit 99.6.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
         EXHIBITS

         (c)   Exhibits

               Exhibit 99.1 Cautionary statement regarding risks and uncertainties relating to our forward looking statements (incorporated herein by reference to Exhibit 99.1 to ROHN's Annual Report on Form 10-K for the fiscal year ended December 31, 2001).

               Exhibit 99.2  Asset Purchase Agreement, dated as of
                             December 31, 2002, by and among ROHN Industries, Inc., ROHN Enclosures, Inc., ROHN, Inc., ROHN Construction, Inc., ROHN Products, Inc., ROHN Installation Services, Inc., and FOGSON, L.L.C.

               Exhibit 99.3 Written Consent of the UNR Asbestos-Disease Claims Trust, dated December 31, 2002.

               Exhibit 99.4  Amended and Restated Credit Agreement,
                             dated as of December 31, 2002, among ROHN
                             Industries, Inc. and each of its domestic subsidiaries, each as a borrowers and as a guarantor, LaSalle Bank National Association, as administrative agent, National City Bank, as syndication agent, and the lenders party thereto.

               Exhibit 99.5 Post-Closing Matters Agreement, dated as of December 31, 2002, delivered by ROHN Industries, Inc. and each of its domestic subsidiaries.

               Exhibit 99.6 Press Release, dated January 2, 2003, issued by ROHN Industries, Inc.


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                                 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    ROHN INDUSTRIES, INC.



Dated:  January 6, 2003             By: /s/ Alan R. Dix
                                       ---------------------------------------
                                       Alan R. Dix
                                       Vice President and Chief Financial
                                       Officer